                                                                EXHIBIT 99.B6(B)


                             NEW ENGLAND FUNDS, L.P.
                               399 Boylston Street
                           Boston, Massachusetts 02116

                                DEALER AGREEMENT

As dealer for our own account, we offer to sell to you shares of each of the Funds listed on Exhibit A hereto as from time to time revised by us (the "Funds" and each a "Fund"), of each which Funds we are a principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and from which we have the right to purchase shares.

With respect to each of the Funds (except for paragraph 4, which applies only with respect to each Fund having in effect from time to time a service plan or service and distribution plan adopted pursuant to Rule 12b-1 under the Act):

1. In all sales of shares of the Fund to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for any of the Funds or for us.

2. Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions to which a reduced offering price applies as provided in the then current Prospectus (which term as used herein shall include the Statement of Additional Information) of the Fund. The minimum dollar purchase of shares of each Fund by any investor shall be the applicable minimum amount described in the then current Prospectus of the fund and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per share plus the sales charge, if any, applicable to the transaction, expressed as a percentage of the public offering price, as determined and effective as of the time specified in the then current Prospectus of the Fund. The procedures relating to the handling of orders shall be subject to any instructions that we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion. You hereby agree to comply with the attached Policies and Procedures with Respect to the Sales of Shares of New England Funds Offering Multiple Classes of Shares.

3. The sales charge applicable to any sale of Fund shares by you and the dealer concession or commission applicable to any order from you for the purchase of Fund shares accepted by us shall be set forth in the then current Prospectus of the Fund. You may be deemed to be an underwriter in connection with sales by you of shares of the fund where you receive all or substantially all of the sales charge as set forth in the Fund's Prospectus, and therefore you may be subject to applicable provisions of the Securities Act of 1933.

We are entitled to a contingent deferred sales charge ("CDSC") on redemptions within five years of purchase on any Class B shares sold and within one year of purchase of certain Class A shares sold as described in the Prospectus. You agree that you will sell shares subject to a CDSC and that are to be held in omnibus accounts only if you are a NETWORKING participant with the National Securities Clearing Corporation and if such accounts are pursuant to a NETWORKING Agreement.

Reduced sales charges or no sales charge may apply to certain transactions under letter of intent, combined purchases or investments, reinvestment of dividends and distributions, repurchase privilege, unit investment trust distribution reinvestment or other programs, as described in the then current Prospectus of the Fund.

4. RULE 12B-1 PLANS. The substantive provisions of this Paragraph 4 have been adopted pursuant to Rule 12-b1 under the Act by certain funds, under plans pursuant to such Rule (each a "Plan")

(a) You agree to provide (i) for the Funds with a Service Plan, personal services to investors in shares of the Funds and/or the maintenance of shareholder accounts and (ii) for those Funds with a Service and Distribution Plan, both personal services to investors in shares of the funds and/or the maintenance of shareholder accounts and also distribution and marketing services in the promotion of Fund shares. As compensation for these services, we shall pay you, with respect to Fund shares which are owned of record by your firm as nominee for your customers or which are owned by those shareholders whose records, as maintained by the Fund or its agent, designate your firm as the shareholder's dealer of record, a quarterly services fee or services fee and distribution fee based on the average daily net asset value of such Fund shares at the rate set forth with respect to the Fund in Exhibit A hereto as from time to time revised by us. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as an agent within seven (7) business days after the date of our confirmation of such purchase. No such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Fund shares will be less than $5.00 Normally, payment of such fee to you shall be made within forty-five(45) days after the close of each quarter for which such fee is payable.

(b) You shall furnish us and the Fund with such information as shall reasonably be requested by the Trustees or Directors of the Fund with respect to the fees paid to you pursuant to this paragraph 4.

(c) The provisions of this Paragraph 4 may be terminated by the vote of a majority of the Trustees or Directors of the Fund who are not interested persons of the fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice, without payment of any penalty. Such provisions will be terminated also by any act that terminates either the Fund's Distributor's Contract or Underwriting Agreement with us or this Dealer Agreement and shall terminate automatically in the event of the assignment (as that term is defined in the Act) of this dealer Agreement.

(d) The provisions of the Distributor's Contract or Underwriting Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. The provisions of this paragraph of this paragraph 4 shall continue in full force and effect only so long as the continuance of the Plan, the Distributor's Contract or Underwriting Agreement and these provisions is approved at least annually by a vote of the Trustees or Directors, including a majority of the Trustees or Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in he operation of the plan or in any agreements related tot he plan, cast in person at a meeting called for the purpose of voting thereon.

5. You agree to purchase shares only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only:
(a) to cover orders already received by you from your customers; (b) for shares being acquired by your customers pursuant to either Exchange privilege or the Reinvestment Privilege, as described in the then current prospectus of the Fund;
(c) for your own bona fide investment; or (d) for investments by any IRS qualified pension, profit sharing or other trust established for the benefit of your employees or for investments in Individual Retirement Accounts established by your employees, and if you so advise us in writing prior to any sale of Fund shares pursuant to this subparagraph (d), you agree to waive all your dealer concessions to all sales of Fund shares pursuant to this subparagraph (d). If you purchase shares from your customers, you agree to pay such customers not less than the applicable redemption price as established by the then current Prospectus of the Fund. We agree that we will not purchase any securities from the Fund except for our own bona fide investment purposes for the purpose of covering purchase orders that we have already received or for shares to be acquired by our customers pursuant to either exchange privilege or the repurchase privilege, as described in the then current prospectus of the Fund.

6. You sell shares only:(a) to customers at the applicable public offering price, except for shares being acquired by your customers at net asset value pursuant to either the exchange privilege or the repurchase privilege as described in the then current Prospectus of the Fund, and (b) to us agent for the Fund at the redemption price. In such a sale to us, you may act as either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than the price that you receive from us. If you act as an agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction, except that you agree to receive no compensation of any kind based on the reinvestment of redemption or repurchase proceeds pursuant to the repurchase privilege, as described in the current Prospectus of the Fund.

7. You hereby certify that all of your customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to us by you are correct and that you will not open an account without providing the customer's TIN or SSN.

8. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

9.  We will not accept from you any conditional orders for shares.

10. If any Fund shares sold to you under the terms of this Agreement are redeemed by the Fund or repurchased by us as agent for the Fund within seven (7) business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to the dealer concession or commission received by you on such Fund shares.

We will notify you of any such repurchase or redemption within ten (10) business days after the date thereof and you shall forthwith refund to us the entire concession or commission allowed or paid to you on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund the shares of the sales charge if any, retained by us an upon receipt from you of the concession allowed to you on Class A Shares, to pay such refund forthwith to the Fund.

11. Payment for Fund shares sold to you shall be made on or before the settlement date specified in our confirmation, at the office of our clearing agent, and by check payable to the order or the Fund, which reserves the right to delay issuance, redemption or transfer of shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or at our option, to sell the shares ordered back to the Fund, resulting your failure to make payment as aforesaid.

12. You will also act as principal in all purchases by a shareholder for whom you are the dealer of record of fund shares with payments sent directly by such shareholder by such shareholder to the Shareholder Services and Transfer agent (the "Agent") specified in the then current Prospectus of the Fund, and you authorize and appoint the Agent to execute and confirm such purchases to such shareholder on your behalf. The Agent will remit monthly to you the amount of any concessions due with respect to such purchases, except that no concessions will be paid to you on any transaction for which your net sales concession is less than the total of $5.00 in any one month. You also represent that with respect to all such direct purchases by such shareholder, you may lawfully sell shares of such Fund in the state designated as such shareholder's record address.

13. Stock certificates for shares sold to you shall be issued only if specifically requested and upon terms specified from time-to-time by the Trustees of the Fund. If no open account registration or transfer instructions are received by the Agent within 20 days after payment by you for shares sold to you, an open account for such shares will be established in your name. You agree to hold harmless and indemnify us, the Agent and the Fund, for any loss or expenses resulting from such open account registration of such shares.

14. No person is authorized to make any representations concerning shares of the Fund except those contained in the then current Prospectus of the Fund and in sales literature issued by us supplemental to such Prospectus. In purchasing shares from us, you shall rely solely on the representations contained in such Prospectus and such sales literature. We will furnish you with additional copies such Prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request.

If, with permission from us, you use any advertisement or sales literature which has not been supplied by us, you are responsible for ensuring that the material complies with all applicable regulations and has been filed with the appropriate authorities. Also, you will send us copies of all such materials within (10) days of first use.

15. The Fund reserves the right in its discretion and we reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Fund shares entirely. We reserve the right, by written notice to you, to amend, modify or cancel this Dealer Agreement. Notice for all purposes shall be deemed to be given when mailed or electronically transmitted to you.

16. This Dealer Agreement shall replace any prior agreement between you and us and is conditioned upon your representation and warranty that you are a member of the National Association of Securities Dealers, Inc. Or, in the alternative, that you are a foreign sealer not eligible for membership in that Association, in which case you agree that, in making any sales to purchasers within the United States of securities acquired from us, you will conform to the provisions of paragraphs (a) and (b) of Rule 25 of Article III of that Association's Rules of Fair Practice. You and we agree to abide by the Rules and Regulations of the National Association of Securities Dealers, Inc. Including without limitation Rules 2,21, and 26 of Article III of its Rules of Fair Practice, and all applicable state and federal laws, rules and regulations.

You will not offer Fund shares for sale in any state (a) where they are not qualified for sale under the blue sky laws and regulations of such state of (b) where you are not qualified to act as a dealer.

In the event that you offer fund shares outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of United States military authorities applicable to solicitations to military personnel.

17. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the Commonwealth of Massachusetts.


Accepted:                                    New England Funds, L.P.
                                             By:

--------------------------------------       -----------------------------------
Dealer's Name

Address

--------------------------------------

By:
--------------------------------------
Authorized Signature of Dealer

--------------------------------------
(Please print name)

Date:
--------------------------------------

                           DEALER AGREEMENT ADDENDUM I

The following is a supplement to item number 3 in your current Agreement with New England Funds, L.P.

We are entitled to a contingent deferred sales charge ("CDSC") on redemptions within five years of purchase on any Class B shares sold and within one year of purchase of certain Class A shares sold as described in the prospectus. You agree that you will sell shares subject to CDSC and that are to be held in omnibus accounts only if you are a NETWORKING participant with the National Securities Clearing Corporation and if such accounts are pursuant to a NETWORKING Agreement.